Exhibit 99

Contact:

Sara Buda

Lionbridge Technologies

(781) 434-6190

sara_buda@lionbridge.com

LIONBRIDGE ANNOUNCES RECORD Q3 2003 OPERATING EPS OF $0.07

NET OF PREVIOUSLY-ANNOUNCED ITEMS

Accelerated Debt Payoff and Strategic Acquisition Trigger Unusual Expenses and Items

WALTHAM, Mass. – October 27, 2003 — Lionbridge Technologies, Inc. (Nasdaq: LIOX), today announced financial results for the quarter ended September 30, 2003.

Financial and business highlights for the quarter include:

•	Revenue of $36.7 million, consistent with the Company’s stated expectations for the quarter and an 8% increase over the third quarter of 2002. For the nine months ended September 30, 2003, Lionbridge revenue is $104.8 million, reflecting 19% year-over-year growth versus FY 2002.

•	GAAP earnings were $114,000 or $0.00 per share based on 42.2 million weighted average fully diluted common shares outstanding. This compares to a net loss of $246,000 or ($0.01) per share based on 31.7 million basic weighted average common shares outstanding for the same period last year.

•	Earnings, excluding items detailed below, were $2.8 million or $0.07 per share, representing growth of approximately $1.6 million over the prior year quarter.

•	Lionbridge completed a follow-on public offering of 12,340,000 shares of its common stock which generated $70.4 million net proceeds to the Company.

•	The Company paid off approximately $28.0 million of debt, representing the Company’s subordinated debt and bank line of credit in their entirety.

•	Lionbridge acquired Mumbai, India-based Mentorix, for approximately $21.3 million, net of cash of approximately $7.0 million that was acquired with the business.

For the third quarter 2003, Lionbridge net income in accordance with Generally Accepted Accounting Principles (GAAP), was $114,000 or $0.00 per share based on 42.2 million weighted average fully diluted common shares outstanding. Net income included restructuring expenses of $379,000, expenses related to the accelerated recognition of financing costs and discounts on early repayment of debt totaling approximately $2.1 million, and other acquisition-related items of $165,000. Excluding these items, net income for its third quarter 2003 was $2.8 million or $0.07 based on 42.2 million weighted average fully diluted common shares outstanding. The adjusted $2.8 million net income amount is not determined in accordance with GAAP. Lionbridge management uses this non-GAAP measure in its analysis of the Company’s performance solely to provide information in a manner that management believes is most useful to investors—in this case, to highlight the exclusion of significant gains or losses or expenses that are unusual in nature.

“Our third quarter accomplishments set the table for a strong finish to 2003 and continued growth in 2004. We strengthened our balance sheet and expanded our offshore infrastructure. Our globalization and testing businesses are performing well and it looks as if our India operation will offer even more cost and growth opportunities than we had originally anticipated,” said Rory Cowan, CEO, Lionbridge. “Our operational results for the quarter show our ability to grow revenue while keeping our fixed expenses flat. This leverage, when combined with our two pillars of growth—organic expansion and the strength of our expanded offshore offering—gives us increasing confidence for a stronger than expected Q4 and continued revenue and earnings growth in 2004.”

The Company also provided its fourth quarter expectations and updated its FY 2003 guidance. For the fourth quarter Lionbridge expects revenue of between $37.0—$38.0 million and income of $3.5-$4.5 million, excluding any acquisition-related expenses and restructuring charges as described above, or $2.5-$3.5 million on a GAAP basis. For 2003 Lionbridge expects to achieve the high end of the revenue range it previously provided for the year with revenue of $142.0—$143.0 million. This represents strong organic growth over FY 2002 as well as added revenue from its recent acquisition. Lionbridge expects net income for 2003 of $7.5-$8.5 million, excluding any acquisition-related expenses or restructuring charges expenses described above, or $4.0-$5.0 million on a GAAP basis.

For 2004 Lionbridge reiterated that it expects revenue of $160.0-$170.0 million and GAAP net income of $15.0-$19.0 million for 2004.

Lionbridge will host a conference call today at 4:30 pm EST regarding the content of this release as well as the Company’s overall outlook going forward. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investor’s page of the Lionbridge web site at http://www.lionbridge.com/webcast/oct27/. A replay will be available at these locations for a week. To access the call via telephone, please dial (888) 428-4473 (domestic) or (651) 291-0900 (international) and ask for the Lionbridge Q3 Earnings teleconference.

About Lionbridge

Lionbridge Technologies, Inc. is a leading provider of globalization and testing services that enable Global 2000 organizations to confidently and cost effectively deliver products and content worldwide. Lionbridge leverages its global infrastructure and advanced language technologies to provide multilingual content management, localization, testing and development services that speed adoption, increase utilization and reduce maintenance costs of global applications and content. Based in Waltham, Mass., Lionbridge maintains facilities in Ireland, The Netherlands, France, Germany, China,

\South Korea, Japan, Brazil, India and the United States and provides services under the Lionbridge and VeriTest brands. To learn more, visit www.lionbridge.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including guidance provided for its fourth quarter, FY 2003 and 2004. Lionbridge’s actual experiences, actions, financial and operating results for the quarter, the year and 2004 may differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include the termination of customer contracts prior to the end of their term; Lionbridge’s dependence on clients’ product releases and production schedules to generate revenues; the loss of a major client or customer; the impact of foreign currency fluctuations on its operating results and profitability; the size, timing and recognition of revenue from major clients; customer delays or postponements of services; costs associated with restructuring of certain European operations; risks associated with management of growth; the failure to keep pace with the rapidly changing requirements of its clients; Lionbridge’s ability to attract and retain key personnel; costs associated with and consequential to the acquisition and integration of Mentorix and benefits realized from the acquisition; Lionbridge being held liable for defects or errors in its service offerings; political, economic and business fluctuations, including the impact of diseases, in international markets; as well as risks of additional downturns in conditions generally, and in the information technology and software industries specifically, and risks associated with competition and competitive pricing pressures; and Lionbridge’s ability to forecast revenue and operating results. For a more detailed description of the risk factors associated with Lionbridge, please refer to Lionbridge’s Registration Statements on Form S-3 filed with the Securities and Exchange Commission on July 1, 2003 and August 7, 2003 (File No. 333-106693 and File No. 107753), its Annual Report on Form 10-K, filed March 31, 2003 (SEC File No. 000-26933) and its quarterly report on Form 10-Q filed on August 14, 2003.

LIONBRIDGE TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Revenue	$36,701	$33,911	$104,822	$88,283
Cost of revenue	21,931	20,247	63,407	53,567

Gross profit	14,770	13,664	41,415	34,716

Operating expenses:
Sales and marketing	3,411	3,197	9,500	8,394
General and administrative	7,112	7,905	21,978	21,851
Research and development	147	268	498	967
Depreciation and amortization	747	796	2,422	2,295
Amortization of acquisition-related intangible assets	115	115	346	412
Merger, restructuring and other charges	379	—	379	—
Stock-based compensation	69	179	295	674

Total operating expenses	11,980	12,460	35,418	34,593

Income from operations	2,790	1,204	5,997	123

Interest expense:
Interest expense, net	255	793	1,856	2,308
Accretion of discount on notes payable	51	153	356	458
Accelerated recognition of discount and deferred financing charges on early repayment of debt	2,139	—	2,139	—
Other (income) expense, net	(6)	311	226	829

Income (loss) before income taxes	351	(53)	1,420	(3,472)
Provision for income taxes	237	193	22	14

Net income (loss)	$114	$(246)	$1,398	$(3,486)

Net income (loss) per share of common stock:
Basic	$0.00	$(0.01)	$0.04	$(0.11)
Diluted	0.00	(0.01)	0.04	(0.11)

Weighted average number of common shares outstanding:
Basic	39,706	31,656	34,433	31,607
Diluted	42,246	31,656	37,573	31,607

LIONBRIDGE TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	September 30, 2003	December 31, 2002
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$27,621	$10,916
Restricted cash	—	352
Accounts receivable, net of allowances of $475 and $425 at September 30, 2003 and December 31, 2002, respectively	21,816	17,303
Work in process	10,584	6,062
Other current assets	2,713	2,054

Total current assets	62,734	36,687

Property and equipment, net	4,837	5,013
Goodwill	35,316	15,142
Other intangible assets, net	315	551
Other assets	1,108	771

Total assets	$104,310	$58,164

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$—	$3,215
Accounts payable	7,903	8,570
Accrued expenses and other current liabilities	15,940	14,415
Deferred revenue	3,218	3,753

Total current liabilities	27,061	29,953

Long-term debt, less current portion and net of discount of $2,288 at December 31, 2002	—	24,728
Other long-term liabilities	1,912	1,769
Total stockholders’ equity	75,337	1,714

Total liabilities and stockholders’ equity	$104,310	$58,164